                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of September 28, 1998, is by and between FirstWorld Communications, Inc., a Delaware corporation (the "COMPANY") and Sheldon S. Ohringer ("EXECUTIVE").

                                   RECITAL

     The Company desires to employ Employee, effective as of October 1, 1998 (the "COMMENCEMENT DATE"), on the terms and conditions set forth in this Agreement, and Executive desires to be so employed.

                                  AGREEMENT

     IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ Executive as the President and Chief Executive Officer of the Company, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

     2. TERM. The period of employment of Executive by the Company hereunder (the "EMPLOYMENT PERIOD") shall commence at the Commencement Date and shall continue through September 30, 2001; PROVIDED, THAT, commencing on October 1, 2001, and on each October 1 thereafter, the Employment Period shall automatically be extended for one (1) additional year unless either party gives written notice not to extend this Agreement at least one (1) month before such extension would be effectuated. The Employment Period may be sooner terminated by either party in accordance with Section 6 of this Agreement.

     3.   POSITION AND DUTIES.

          (a) POSITION. During the Employment Period, Executive shall serve as President and Chief Executive Officer of the Company, and shall report solely and directly to the Board of Directors of the Company (the "BOARD"). Executive shall have those powers and duties normally associated with the positions of President and Chief Executive Officer and such other powers and duties as may be properly prescribed by the Board, provided that such other powers and duties are consistent with Executive's positions as President and Chief Executive Officer. Executive shall devote such time, attention and energies to Company affairs as are necessary to fully perform his duties (other than absences due to illness or vacation) for the Company. During the Employment Period, Executive shall not, directly or indirectly, render services to any other organization, entity or person, as an employee, independent contractor, consultant or otherwise, with or without compensation, without the prior written consent of the Board; PROVIDED, HOWEVER, that, without obtaining the prior written consent of the Board, Executive may (i) render


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consulting services, with or without compensation, to Sturm Group, Inc., a
Wyoming corporation, and Enron Capital & Trade Resources Corp., a Delaware corporation ("ENRON"), (ii) participate in depositions arising in connection with Executive's former employer, ICG Communications, Inc. and its affiliates (collectively, "ICG"), and otherwise provide reasonable advisory services to ICG, with respect to litigation matters relating to or arising out of events that occurred during the period that Executive was an employee of ICG and
(iii) assist ICG in transition matters until October 31, 1998, so long as the provision of any of the foregoing services does not materially hinder Executive's ability to perform his duties to the Company hereunder.

          (b) DIRECTORSHIP. During the term of this Agreement, Executive shall be nominated and approved by the Board to serve as a director of the Company.

     4. PLACE OF PERFORMANCE. The principal place of employment of Executive shall be at the Company's corporate headquarters, which currently are located in San Diego and which will be relocated to the Denver metropolitan area as soon as reasonably practicable; PROVIDED THAT Executive shall not be required to move his principal residence away from the Denver metropolitan area during the Employment Period. Until the Company's corporate headquarters are relocated to the Denver metropolitan area, Executive shall spend such time in San Diego as is reasonably required to fulfill his responsibilities as President and Chief Executive Officer hereunder.

     5.   COMPENSATION AND RELATED MATTERS.

          (a) EQUALIZATION PAYMENT. To compensate Mr. Ohringer for certain benefits that Mr. Ohringer may lose or forfeit as a result of his termination of employment with his former employer, ICG, and commencement of employment with the Company, the Company shall pay Executive in cash a $4,000,000 payment (the "EQUALIZATION PAYMENT") payable in three installments. The first installment in the amount of $2,000,000 is due and payable on the Commencement Date, the second installment in the amount of $1,000,000 is due and payable on the first anniversary of the Commencement Date and the third installment in the amount of $1,000,000 is due and payable on the second anniversary of the Commencement Date; PROVIDED, HOWEVER, that Executive shall have no right to receive the second and third installments of the Equalization Payment if he is not employed by the Company (or one of its Affiliates (as defined in Section 6(c)(iv) below)), whether or not employed as the President and Chief Executive Officer, on the dates such payments become due and payable as a result of Executive's (i) death, (ii) Disability (as defined below) , (iii) termination for Cause (as defined below) or (iv) voluntary termination of employment without Good Reason (as defined below).

          With respect to the second and third installment payments, Executive may, in lieu of a cash payment, elect to receive all or any portion of each such installment payment in Series B Common Stock of the Company, par value $.0001 per share (the "COMMON STOCK"). In order to receive all or any portion of the second or third installment of the Equalization Payment in Common Stock, Executive must deliver a notice indicating his desire to receive a payment in


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Common Stock to the Company at least five (5) business days before the applicable installment payment date. For purposes of determining the number of shares of Common Stock Executive is entitled to receive on the applicable payment date, the Common Stock to be issued in connection with each such payment in lieu of cash will be valued at $5.00 and $7.50 per share for purposes of the second and third installment payments, respectively.

          (b) SALARY. During the Employment Period, the Company shall pay Executive an annual base salary of $200,000 per year ("BASE SALARY"). Executive's Base Salary shall be paid in approximately equal installments in accordance with the Company's customary payroll schedule and practices. Executive's Base Salary shall be subject to annual reviews commencing October 1999 and each year thereafter. If Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement. All compensation paid to Executive shall be subject to withholding and other employment taxes imposed by applicable law.

          (c) ANNUAL BONUS. The Board's compensation committee (the "COMPENSATION COMMITTEE") shall review Executive's performance at least once annually during each year of the Employment Period and, based on the Executive's performance, recommend whether the Company should award Executive a cash bonus ("BONUS") in an amount not exceeding 50% of the Base Salary in order to reward Executive for services rendered to the Company and/or as an incentive for continued service to the Company. The amount of Executive's Bonus shall be determined in the reasonable discretion of the Compensation Committee and shall be dependent upon, among other things, the achievement of certain performance levels by the Company, including, without limitation, (i) the nature, magnitude and quality of the services performed by Executive for the Company, (ii) the condition (financial and other) and results of operations of the Company and (iii) the compensation paid for positions of comparable responsibility and authority within the telecommunications industry.

          (d) IPO BONUS. If the Company consummates a Qualified Initial Public Offering (as defined below) with a price of at least $10.00 per share (before giving effect to any subdivision (by any stock split, stock dividend, recapitalization or otherwise), combination (by reverse stock split or otherwise) or other adjustment in the number of outstanding shares of the Company as determined on a fully diluted basis made without the receipt of consideration to the Company after the Commencement Date) within the first 18 months after the Commencement Date, the Company shall pay Executive in cash a $1,000,000 bonus payable within 30 days of the completion of such Qualified Initial Public Offering. Executive acknowledges that all decisions relating to the Company's decision to effect an initial public offering of its equity securities, including, without limitation, establishing the per share price for such initial public offering, shall be made by the Board in its sole discretion. For purposes of this Agreement, "Qualified Initial Public Offering" means the Company's first underwritten initial public offering of common equity securities under the Securities Act of 1933, as amended, after the date hereof, with gross proceeds to the Company of at least $20,000,000, that results in such common equity securities being listed for trading on a national securities exchange or being authorized for trading on the


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Nasdaq National Market at such time.

          (e) DEFERRED CASH BONUS. In addition to the IPO Bonus, Executive shall be eligible to receive the payments set forth below if, during Executive's service as the President and Chief Executive Officer of the Company, the Company achieves any of the following milestones.

               (i) If the Company consummates a Qualified Initial Public Offering (as defined in Section 5(d) above) with a price of at least $10.00 per share (before giving effect to any subdivision (by any stock split, stock dividend, recapitalization or otherwise), combination (by reverse stock split or otherwise) or other adjustment in the number of outstanding shares of the Company as determined on a fully diluted basis made without the receipt of consideration to the Company after the Commencement Date) before the first anniversary of the Commencement Date, the Company shall pay Executive a cash payment of $4,207,500 in accordance with the provisions of Section 5(e)(iv) hereof.

               (ii) If the Company consummates a Qualified Initial Public Offering (as defined in Section 5(d) above) with a price of at least $12.50 per share (before giving effect to any subdivision (by any stock split, stock dividend, recapitalization or otherwise), combination (by reverse stock split or otherwise) or other adjustment in the number of outstanding shares of the Company as determined on a fully diluted basis made without the receipt of consideration to the Company after the Commencement Date) before the second anniversary of the Commencement Date, the Company shall pay Executive a cash payment of $8,415,000 in accordance with the provisions of Section 5(e)(iv) hereof; PROVIDED THAT if Executive is entitled to receive the payment set forth in this clause (ii), in no event will Executive also be entitled to receive the payment set forth in clause
     (i) above.

               (iii) If the Company has a market capitalization of at least
     $1.2 billion (as adjusted as described below) for a period of twenty (20) consecutive trading days at any time during the first three years of the Employment Period, the Company shall pay Executive a cash payment equal to
     (x) $16,830,000 minus (y) any amounts previously earned by Executive under clause (i) or (ii) of this Section 5(e), in accordance with the provisions of Section 5(e)(iv) hereof. For purposes of this Section 5(e)(iii), market capitalization of $1.2 billion assumes 60,000,000 fully diluted shares of Series B Common Stock (regardless of whether 60,000,000 shares of Series B Common Stock are actually trading as of any period of determination) and a market price of $20.00 per share (subject to adjustment as described in the following sentence). If the number of fully diluted shares of Series B Common Stock is greater than or less than 60,000,000 shares of Series B Common Stock, the target market capitalization shall be proportionately adjusted; PROVIDED THAT the $20.00 per share market price would not be so adjusted, except to the extent required to appropriately reflect any subdivision (by any stock split, stock dividend, recapitalization or otherwise), combination (by reverse stock split or otherwise) or other adjustment in the number of outstanding shares of the Company as determined on a fully


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

     diluted basis made without the receipt of consideration to the Company after the Commencement Date.

               (iv) If Executive earns any of the payments set forth in the preceding clauses (i), (ii) or (iii) of this Section 5(e) (such payments individually or collectively, the "DEFERRED CASH BONUS,"), the Deferred Cash Bonus shall be due and payable on September 30, 2001. Notwithstanding the foregoing, upon (i) a Change of Control or (ii) the termination of Executive's employment hereunder (A) upon Executive's death, (B) without Cause or (C) by Executive for Good Reason, any Deferred Cash Bonus previously earned by Executive that has not yet been paid to Executive shall be paid within 30 days of the Date of Termination (as defined in Section 7(b) below). In no event will the termination of Executive's employment hereunder (including, without limitation, termination by the Company for Cause or Disability or Executive's voluntary termination of employment without Good Reason) affect Executive's right to receive the Deferred Cash Bonus earned prior to such termination, such Deferred Cash Bonus to be paid in accordance with this Section 5(e).

          (f)  STOCK OPTIONS.

               (i) GRANT OF STOCK OPTION. Effective as of the Commencement Date, Executive shall be awarded a stock option (the "STOCK OPTION") to purchase 2,805,000 shares of Common Stock (as adjusted pursuant to Section 5(f)(iv) below). The parties intend that this figure represents an approximate 5% equity interest in the Company as of the date hereof on a fully diluted basis. If such determination proves to be materially incorrect then the parties hereby agree to take or cause to be taken such other actions as shall be necessary to grant additional options to Executive or to reduce the options originally granted to Executive so that after such adjustment Executive would own an approximate 5% equity interest in the Company (as determined as of the date of this Agreement), and otherwise to carry out the purposes of this subsection.

               (ii) VESTING. The Stock Option shall vest (i) with respect to one-third (1/3) of the shares purchasable thereunder, on the Commencement Date, (ii) with respect to one-third (1/3) of the shares purchasable thereunder, on the first anniversary of the Commencement Date and (iii) with respect to the remaining one-third (1/3) of the shares purchasable thereunder, on the second anniversary of the Commencement Date; PROVIDED, HOWEVER, that immediately prior to the effectiveness of a Change of Control (as defined in Section 6(e) below) of the Company, all of the shares subject to the Stock Option shall immediately vest; and FURTHER PROVIDED, HOWEVER, if the Company has a market capitalization of at least $1.2 billion (as adjusted as described in Section 5(e)(iii) above) for a period of twenty (20) consecutive trading days at any time during the first three years of the Employment Period, then all of the shares subject to the Stock Option shall immediately vest.


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

               (iii) EXERCISE PRICE. Each share of Common Stock subject to the Stock Option shall have an exercise price of $6.00 per share (as adjusted pursuant to Section 5(f)(iv) below, the "EXERCISE PRICE").

               (iv) ADJUSTMENT TO EXERCISE PRICE AND NUMBER OF SHARES. In order to prevent dilution of the rights granted to Executive under the Stock Option, the number of shares of Common Stock subject to the Stock Option and the Exercise Price of such Common Stock shall be subject to adjustment from time to time as provided in this Section 5(f)(iv).

                     (A) SUBDIVISION OR COMBINATION OF STOCK.

                         (1) If at any time or from time to time after the Commencement Date the Company shall subdivide (by stock split, stock dividend or otherwise) its outstanding shares of common stock, the Exercise Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of common stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of common stock, the Exercise Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                         (2) Upon each adjustment of the Exercise Price as provided in Section 5(f)(iv)(A)(1), Executive thereafter shall be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                     (B) OTHER DISTRIBUTIONS.

                         (1) In case the Company shall after the Commencement Date distribute to the holders of its common stock evidences of its indebtedness or assets (excluding regular cash dividends or distributions and dividends or distributions referred to in
               Section 5(f)(iv)(A) above) in connection with a split-up, spin-off or otherwise, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of common stock outstanding multiplied by the Fair Market Value (as defined in Section 5(f)(iv)(E) below) per share of common stock prior to such distribution,


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

               less the fair market value (as determined by the Board) of said assets or evidences of indebtedness so distributed, and the denominator of which shall be the total number of shares of common stock outstanding multiplied by the Fair Market Value per share of common stock prior to the distribution. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                         (2) Upon each adjustment of the Exercise Price as provided in Section 5(f)(iv)(B)(1), Executive thereafter shall be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                     (C) No adjustment in the Exercise Price and/or the number of shares subject to the Stock Option shall be made if such adjustment would result in a change in (i) the Exercise Price of less than one cent ($0.01) per share or (ii) the number of shares represented by the Stock Option of less than one share (the "ADJUSTMENT THRESHOLD AMOUNT"). Any adjustment not made because the Adjustment Threshold Amount is not satisfied shall be carried forward and made, together with any subsequent adjustments, at the earlier of such time as (a) the aggregate amount of all such adjustments is at least equal to the Adjustment Threshold Amount or (b) the shares of Common Stock subject to the Stock Option are acquired.

                     (D) Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5(f)(iv), the Company promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Executive a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

                     (E) "Fair Market Value" of a share of common stock as of a given date shall be: (i) the average closing sale price of a share of common stock on the principal exchange on which the common stock is then trading, if any, over the last ten trading days prior to such date, or, if shares were not traded during such period, over the next preceding ten trading day period during which a sale occurred;
          (ii) if the common stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the average closing sale price over the last ten trading days (if the


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          common stock is then quoted on the Nasdaq National Market or the
          Nasdaq SmallCap Market) or (2) the mean between the closing representative bid and asked prices (in all other cases) for a share of the common stock over the last ten trading days prior to such date, or, if shares were not traded during such period, then over the next preceding ten trading day period during which a sale occurred, as reported by Nasdaq or such successor quotation system;
          (iii) if the common stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of common stock over the last ten trading days prior to such date, or, if shares were not traded during such period, then over the next preceding ten trading day period during which a sale occurred, as determined in good faith by the Board; or (iv) if the common stock is not publicly traded, the fair market value of a share of common stock established by the Board acting in good faith.

                     (F) Prior to the consummation of any recapitalization, reorganization, reclassification, consolidation, merger or other transaction which is effected in such a way that holders of common stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such securities (each an "ORGANIC CHANGE"), the Company shall make appropriate provision to ensure that Executive shall have the right to acquire and receive upon Executive's acquisition of the shares of Common Stock subject to the Stock Option subsequent to such consummation, in lieu of or in addition to (as the case may be) the shares of Common Stock subject to the Stock Option , such shares of stock, securities or assets as Executive would be entitled to receive if the shares of Common Stock subject to the Stock Option had been acquired immediately prior to such Organic Change. In any such case, the Company shall make appropriate provision with respect to Executive's rights and interests to insure that the provisions of this
          Section 5(f)(iv) shall thereafter be applicable to the Stock Option. The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all of the Company's assets) assumes by written instrument the obligation to deliver to Executive such shares of stock, securities or assets as, in accordance with the foregoing provisions, Executive may be entitled to acquire upon acquisition of the shares of Common Stock subject to the Stock Option.

               (v) The Company hereby represents and warrants to Executive that: (a) at the time of grant, the Stock Option shall be granted by the Board or by a compensation committee of the Board satisfying the conditions for "non-employee directors" under Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended, (b) at the time of grant, the Stock Option will be properly authorized and approved by the Board and/or its compensation committee and (c) the Common Stock underlying the Stock Option will be registered with the Securities and Exchange Commission on a Form S-8 Registration Statement within sixty (60) days after the


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     Commencement Date.

               (vi) The agreement evidencing the Stock Option will provide that Executive has seven years from the Commencement Date to exercise the Stock Option. The parties acknowledge that until an agreement evidencing the Stock Option is delivered to Executive, the provisions of this Section 5(f) represent the Company's obligation to issue the Stock Option to Executive and all other material terms and conditions relating to the Stock Option.

               (vii) Upon any exercise of the Stock Option, Executive agrees that he will hold at least 40% of the shares acquired pursuant to such Stock Option exercise for at least one year from the date of such Stock Option exercise; PROVIDED, HOWEVER, that the foregoing requirement will not apply from and after (i) a Change in Control (as defined below) of the Company or (ii) a merger, consolidation or other transaction in which the Company is not the surviving entity and in which all of the Company's stockholders receive cash or other consideration for their shares as a result of such merger, consolidation or other transaction. In addition, in connection with a merger, consolidation or other transaction in which the Company is not the surviving entity and in which all of the Company's stockholders receive stock for their shares as a result of such merger, consolidation or other transaction, the period during which Executive held the restricted shares of the Company will be added to the time Executive holds the shares acquired in connection with such merger, consolidation or other transaction for purposes of determining the one year holding period for the restricted shares.

               In connection with all Stock Option exercises, certificates representing an aggregate of 40% of the shares acquired pursuant to such exercise shall be endorsed conspicuously as follows:

               "BY THE TERMS OF AN EMPLOYMENT AGREEMENT, CERTAIN RESTRICTIONS HAVE BEEN PLACED ON THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

     In addition, the Company will be entitled to issue "stop-transfer" orders to its transfer agent (the "Transfer Agent") with respect to the Common Stock that bears the endorsement set forth above. At the conclusion of each applicable one-year period, the Company will cause the Transfer Agent to remove the above legend from the shares bearing such legend and which were restricted from transfer during the prior one-year period pursuant to this Section 5(f)(vii).


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

               (viii) Executive acknowledges that he (or his estate) will have ninety (90) days from the Date of Termination (as defined in Section 7(b) below) to exercise all shares of Common Stock vested under the Stock Option as of the Date of Termination.

          (g)  RIGHT OF FIRST REFUSAL.

               (i) SUBSEQUENT OFFERINGS. Executive shall have a right of first refusal to purchase his pro rata share of all Equity Securities (as defined below) that the Company may from time to time propose to sell and issue after the Commencement Date, other than the Equity Securities excluded by Section 5(g)(vi) hereof. Executive's pro rata share is equal to the ratio of (A) the number of shares of Common Stock which Executive could hold assuming an immediate right to exercise the Stock Option for all shares purchasable thereunder (whether vested or unvested) immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding common stock (including all shares of common stock issued or issuable upon conversion or exercise of any outstanding warrants, options or other convertible securities) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any common stock or preferred stock of the Company, (ii) any security convertible, with or without consideration, into any common stock or preferred stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any common stock or preferred stock or (iv) any such warrant or right.

               (ii) EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give Executive written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Executive shall have fifteen (15) days from the giving of such notice to agree to purchase his pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to Executive if such offer or sale would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

               (iii) ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Eligible Holders (as defined below) elect to purchase their pro rata share of the Equity Securities; then the Company shall promptly notify in writing the Eligible Holders who do so elect and shall offer such Eligible Holders the right to acquire such unsubscribed shares. The Eligible Holders shall have five (5) days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If the Eligible Holders fail to exercise in full the rights of first refusal, the Company shall have one hundred eighty
     (180) days thereafter to sell the Equity Securities in respect of which the Eligible Holders' rights were not exercised, at a price and upon general terms and conditions which, in the reasonable judgment of the Board, are reasonably similar or


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

     more favorable for the Company than those offered to the Eligible Holders. If the Company has not sold such Equity Securities within one hundred eighty (180) days of the notice provided pursuant to Section 5(g)(ii) above, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Eligible Holders in the manner provided above.

               (iv) TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 5(g) shall not apply to, and shall terminate upon the earlier of (i) January 31, 2004, (ii) the day immediately prior to the closing of a Qualified Initial Public Offering or
     (iii) the Date of Termination (as defined in Section 7(b) below).

               (v) TRANSFER OF RIGHTS OF FIRST REFUSAL. Executive's rights of first refusal may not be transferred and any purported transfer in violation of this provision shall result in the immediate termination of such rights of first refusal.

               (vi) EXCLUDED SECURITIES. The rights of first refusal established by this Section 5(g) shall have no application to any of the following Equity Securities:

               (1) shares of common stock (and/or options, warrants or other common stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans that are approved by the Board;

               (2) stock issued pursuant to any options, warrants, rights or agreements outstanding or existing as of the Commencement Date;

               (3) any Equity Securities issued pursuant to a merger, consolidation, acquisition or similar business combination;

               (4) shares of common stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

               (5) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board;

               (6) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

               (7) shares of the Company's common stock or preferred stock issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been approved by the Board and the Board makes a determination in good faith that the primary purpose of such transaction is not to raise capital for the Company.

          For purposes hereof, the term "Eligible Holder" means Executive, Colorado Spectra 1, LLC, a Colorado limited liability company ("SPECTRA 1"), Colorado Spectra 2, LLC, a Colorado limited liability company ("SPECTRA 2"), Colorado Spectra 3, LLC, a Colorado limited liability company ("SPECTRA 3"), and Enron.

          (h) FLIGHT UPGRADES. When Executive travels on business related to his position as President and Chief Executive Officer of the Company he shall be entitled to purchase flight upgrades. The Company agrees to reimburse Executive for the cost of such flight upgrades in accordance with the provisions of Section 5(i) below.

          (i) EXPENSES. The Company shall promptly reimburse Executive for all reasonable business expenses upon the presentation of reasonably itemized statements of such expenses in accordance with the Company's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

          (j) VACATION. Executive shall be entitled to four (4) weeks paid vacation in respect of each 12-month period during the Employment Period.

          (k) SERVICES FURNISHED. During the Employment Period, the Company shall furnish Executive with office space, stenographic and secretarial assistance and such other facilities and services as shall be required or reasonably requested for the performance of his duties hereunder.

          (l) WELFARE AND PENSION PLANS. In addition to Executive's Base Salary and any incentive compensation and bonuses awarded to Executive hereunder, he (and his family) shall be entitled to participate, to the extent that he is (and they are) eligible under the terms and conditions thereof, in any pension, retirement, hospitalization, insurance, disability or medical service plan generally available to the executive officers of the Company that may be in effect from time to time during the Employment Period. The Company shall be under no obligation to institute or continue the existence of any such employee benefit plan.

          (m) OTHER BENEFITS. Executive shall be provided with (or reimbursed for) other reasonable benefits for his position with the Company, as mutually agreed to by Executive and the Board.

     6. TERMINATION. Executive's employment hereunder may be terminated during the Employment Period under the following circumstances:

          (a) DEATH. Executive's employment hereunder shall terminate upon his death.

          (b) DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been substantially unable to perform his duties hereunder for an entire period of ninety (90) consecutive days, and within thirty (30) days after written Notice of Termination (as defined in Section 7(a)) is given after such ninety (90) day period, Executive shall not have returned to the substantial performance of his duties on a full-time basis, the Company shall have the right to terminate Executive's employment hereunder for "Disability," and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

          (c) CAUSE. The Company shall have the right to terminate Executive's employment for Cause (as defined), and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment upon Executive's:

               (i) conviction of, or plea of guilty or nolo contendere to, any crime constituting a felony; or

               (ii) commission of a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude that would, in the Board's reasonable judgment, prevent the effective performance of his duties hereunder;

               (iii) continued failure to substantially perform his duties hereunder to the reasonable satisfaction of the Board (other than such failure resulting from Executive's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by Executive for Good Reason (as defined in Section 6(d)) after demand for substantial performance is delivered by the Board in writing that specifically identifies the manner in which the Board believes Executive has not used reasonable best efforts to substantially perform his duties; or

               (iv) willful misconduct (including, but not limited to, a willful breach of the provisions of Section 10) that is, in the Board's reasonable judgment, injurious to the Company or to any entity in control of, controlled by or under common control with the Company ("AFFILIATE").

     For purposes of this Section 6(c), no act, or failure to act, by Executive shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or any Affiliates thereof; PROVIDED, HOWEVER, that the requirements outlined in paragraphs (iii) or (iv) above shall be deemed to have occurred if the Executive's action or non-action continues for more than ten (10) days after Executive has received written notice of the inappropriate action or non-action. This Section 6(c) shall not prevent Executive from challenging the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination, under the arbitration procedures set forth in Section 12 below.

          (d) GOOD REASON. Executive may terminate his employment for "Good Reason" within thirty (30) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events that has not been cured within thirty (30) days after written notice thereof has been given by Executive to the Company (PROVIDED, that with respect to this Section 6(d), the Company shall have the right to challenge the Executive's determination that he has the right to terminate his employment for "Good Reason" under the arbitration procedures set forth in
Section 12 below):

               (i) the assignment to Executive of duties materially and adversely inconsistent with Executive's status as President and Chief Executive Officer of the Company or a material and adverse alteration in the nature of Executive's duties and/or responsibilities, reporting obligations, titles or authority;

               (ii) a reduction by the Company in Executive's Base Salary or a failure by the Company to pay any such amounts when due;

               (iii) any purported termination of Executive's employment for Cause which is not effected pursuant to the procedures of Section 6(c) (and for purposes of this Agreement, no such purported termination shall be effective);

               (iv) the Company's failure to provide the Stock Option or the Company's material breach of one or more of the stock option agreements pursuant to which the Stock Option was issued to Executive;

               (v) the Company's failure to substantially provide any material employee benefits due to be provided to Executive;

               (vi) the Company's failure to provide in all material respects the indemnification set forth in Section 11 of this Agreement; or

               (vii) a Change in Control (as defined below) of the Company.

     Executive's continued employment during the thirty (30) day period referred to above in this paragraph (d) shall not constitute Executive's consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (e) WITHOUT GOOD REASON. Executive shall have the right to terminate his employment hereunder without Good Reason by providing the Company with a Notice of Termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

For purposes of this Agreement, a "Change in Control" of the Company means the occurrence of one of the following events:

               (1) the sale, lease, transfer conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or group (as such term is defined in Section 13(d)(3) of the Exchange Act and Section 14(d)(2) of the Exchange Act);

               (2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

               (3) any person (as defined above) or group (as defined above) other than the Permitted Holders (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of 50% or more of the total voting stock or total common equity of the Company, including by way of merger, consolidation or otherwise.

For the purposes hereof, the term "Permitted Holders" means (a) Donald L. Sturm, Spectra 1, Spectra 2, Spectra 3, Enron, and any other person which any of the foregoing entities directly or indirectly controls, or is under common control with, or is controlled by (other than the Company and its subsidiaries) and (b) any child, stepchild, spouse, sibling, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of Donald L. Sturm (or any entity all of the beneficial ownership interests of which are owned by such a relative) to whom membership interests in Spectra 1, Spectra 2 or Spectra 3 are distributed to upon the death of Donald L. Sturm. The term "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including (but not limited to) the provisions of such rules that a person shall be deemed to have beneficial ownership of all securities that such person has a right to acquire within 60 days; PROVIDED that a person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act. The term "controls," as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or voting interests or otherwise.

     7.   TERMINATION PROCEDURE.

          (a) NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or by Executive during the Employment Period (other than termination pursuant to Section 6(a)) shall be communicated by written Notice of Termination (as defined below) to the other party hereto in accordance with Section 14 below. For purposes of this Agreement, a

"Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

          (b) DATE OF TERMINATION. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death,
(ii) if Executive's employment is terminated pursuant to Section 6(b), thirty
(30) days after Notice of Termination (provided that Executive shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period) and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

     8. COMPENSATION UPON TERMINATION OR DURING DISABILITY. In the event Executive is disabled or his employment terminates during the Employment Period, the Company shall provide Executive with the payments and benefits set forth below and any Deferred Cash Bonus earned by Executive but not yet paid to Executive (such Deferred Cash Bonus to be paid pursuant to Section 5(e)(iv) above). Executive acknowledges and agrees that the payments set forth in this Section 8 constitute liquidated damages for termination of his employment during the Employment Period.

          (a) TERMINATION BY COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason:

               (i) the Company shall pay to Executive a severance payment equal to two times Executive's Base Salary and Bonus plus accrued vacation for the 12 month period ending on the last day of the month preceding the month Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, within thirty (30) days following the Date of Termination;

               (ii) the Company shall reimburse Executive pursuant to Section 5(i) for reasonable expenses incurred, but not paid prior to such termination of employment;

               (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company;

               (iv) all of the shares of Common Stock underlying the Stock Option shall fully vest as of the Date of Termination; PROVIDED THAT if the termination results from a Change of Control, such vesting will occur immediately prior to the effectiveness of such Change of Control; and

               (v) the Company shall eliminate any and all restrictions on Executive's ability either to engage in any activities, directly or indirectly, in competition with the Company (including, without limitation, the restrictions set forth in Section 10(c) of this Agreement but not the restrictions set forth in Sections 10(a) and (b)), or to make any investment in competition with the Company, and shall execute all documents necessary or reasonably requested by Executive to reflect such elimination of restrictions.

          The foregoing notwithstanding, upon the written election of Executive, in his sole discretion, the total of the benefits payable under this Section 8(a) shall be reduced to the maximum after tax payment (as determined by Executive and agreed to by the Board) to the extent the payment of such amounts would cause Executive's total termination benefits (as determined by Executive's tax advisor) to constitute an "excess" parachute payment under Section 280G of the Code and by reason of such excess parachute payment Executive would be subject to an excise tax under Section 4999(a) of the Code. If Executive fails to make the election described in this paragraph, no reduction in the termination benefits payable to Executive shall be made.

          (b) CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON. If Executive's employment is terminated by the Company for Cause or by Executive (other than for Good Reason):

               (i) the Company shall pay Executive his Base Salary and, to the extent required by law or the Company's vacation policy, his accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination;

               (ii) the Company shall reimburse Executive pursuant to Section 5(i) for reasonable expenses incurred, but not paid prior to such termination of employment, unless such termination resulted from a misappropriation of Company funds; and

               (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (c) DISABILITY. During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his full Base Salary set forth in Section 5(b) until his employment is terminated pursuant to Section 6(b). In the event Executive's employment is terminated for Disability pursuant to
Section 6(b):

               (i) the Company shall pay to Executive (A) his Base Salary and accrued vacation pay through the Date of Termination, within 30 days following the Date of Termination and (B) continued Base Salary (as provided for in Section 5(a)) and Continued Benefits (as defined below) for the shorter of (i) ninety (90) days or (ii) the date on which Executive becomes entitled to long-term disability benefits under any applicable plan or program of the Company paying the benefits described in Section 5(l);

               (ii) the Company shall reimburse Executive pursuant to Section 5(i) for reasonable expenses incurred, but not paid prior to such termination of employment; and

               (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

For the purposes hereof, the term "Continued Benefits" means that the Company shall maintain in full force and effect, for the continued benefit of Executive, his spouse and his dependents for a specified period following the Date of Termination, the medical, hospitalization, dental and life insurance programs in which Executive, his spouse and his dependents were participating immediately prior to the Date of Termination at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by Executive for such benefits) as existed immediately prior to the Date of Termination; PROVIDED, that if Executive, his spouse or his dependents cannot continue to participate in the Company programs providing such benefits, the Company shall for the specified period following the Date of Termination arrange to provide Executive, his spouse and his dependents at the Company's expense with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs. Notwithstanding the foregoing, Executive's right to receive the "Continued Benefits" shall terminate on the date or dates upon which Executive receives substantially equivalent coverage and benefits, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis).

          (d)  DEATH.  If Executive's employment is terminated by his death:

               (i) the Company shall pay in a lump sum to Executive's beneficiary, legal representatives or estate, as the case may be, Executive's Base Salary through the Date of Termination and one (1) times Executive's annual rate of Base Salary, and shall provide Executive's spouse and dependents with Continued Benefits for ninety (90) days;

               (ii) the Company shall reimburse Executive's beneficiary, legal representatives, or estate, as the case may be, pursuant to Section 5(i) for reasonable expenses incurred, but not paid prior to such termination of employment; and

               (iii) Executive's beneficiary, legal representatives or estate, as the case may be, shall be entitled to any other rights, compensation and benefits as may be due to any such persons or estate in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (e) FAILURE TO EXTEND. A failure to extend the Agreement pursuant to Section 2 by either party shall not in and of itself be treated as a termination of Executive's employment for purposes of this Agreement and shall not entitle Executive to any of the benefits set forth in this Section 8.

     9. MITIGATION. Executive shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

     10.  CONFIDENTIAL INFORMATION, OWNERSHIP OF DOCUMENTS; NON-COMPETITION.

          (a) CONFIDENTIAL INFORMATION. Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information (as defined below) relating to the Company and its businesses and investments, which shall have been obtained by Executive during Executive's employment by the Company and which is not generally available public knowledge (other than by acts of Executive in violation of this Agreement). Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case Executive shall use his reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such Confidential Information relating to the Company to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform duties hereunder.

For the purposes hereof, the term "Confidential Information" means, with respect to any person, any information concerning such person or its business, products, financial condition, prospects and affairs that is not generally available to the public. The term Confidential Information shall not include information that: (i) is already known to the recipient and was properly obtained by the recipient prior to the date of this Agreement; (ii) is in the public domain other than through a negligent act or omission or willful misconduct of the recipient; (iii) is acquired in good faith from a third party and, at the time of the acquisition, the recipient had no knowledge or reason to believe that such information was wrongfully obtained or disclosed by the third party; (iv) is independently developed by the recipient from information not defined as "Confidential Information" in this Agreement, as evidenced by the recipient's written records; (v) is disclosed to third parties by the disclosing party without restriction; (vi) is required to be disclosed under applicable law or by a valid subpoena or other court or governmental order, decree, regulation or rule; PROVIDED, HOWEVER, that if disclosure is required under this provision the recipient shall advise the disclosing party of the requirement to disclose the Confidential Information prior to such disclosure and as soon as reasonably practicable after the recipient becomes aware of such required disclosure; and FURTHER PROVIDED THAT upon the request of the disclosing party, the recipient agrees to cooperate in good faith with any reasonable and lawful actions which the disclosing party takes to resist such disclosure, limit the information to be disclosed or limit the extent to which the information so disclosed may be used or made available to third parties, at the cost of the disclosing party.

          (b) REMOVAL OF DOCUMENTS; RIGHTS TO PRODUCTS. All records, files, drawings, documents, models, equipment, and the like relating to the Company's business, which Executive has control over shall not be removed from the Company's premises by Executive without the Board's written consent, unless such removal is in the furtherance of the Company's business or is in connection with Executive's carrying out his duties under this Agreement and, if so removed by Executive, shall be returned to the Company promptly after termination of Executive's employment hereunder, or otherwise promptly after removal if such removal occurs following termination of employment.
Executive shall assign to the Company all rights to trade secrets and other products relating to the Company's business developed by him alone or in conjunction with others at any time while employed by the Company.

          (c) PROTECTION OF BUSINESS. During the Employment Period and until the first anniversary of Executive's Date of Termination (but only in the event Executive is terminated by the Company for Cause, Executive terminates employment without Good Reason or Executive is terminated by the Company for Disability), the Executive will not (i) engage, anywhere within the geographical areas in which the Company or any of its controlled Affiliates (the "DESIGNATED ENTITIES") are conducting their business operations or providing services as of the Date of Termination, in any business which is being engaged in by the Designated Entities as of the Date of Termination or pursue or attempt to develop any project known to Executive and which the Designated Entities are pursuing, developing or attempting to develop as of the Date of Termination (a "PROJECT"), unless such Project has been inactive for over nine (9) months, directly or indirectly, alone, in association with or as a stockholder, principal, agent, partner, officer, director, employee or consultant of any other organization, (ii) divert to any entity which is engaged in any business conducted by the Designated Entities in the same geographic area as the Designated Entities, any Project or any customer of any of the Designated Entities or (iii) solicit any officer, employee (other than secretarial staff) or consultant of any of the Designated Entities to leave the employ of any of the Designated Entities. Notwithstanding the preceding sentence, Executive shall not be prohibited from owning less than five (5%) percent of any publicly traded corporation, whether or not such corporation is in competition with the Company. If, at any time, the provisions of this Section 10(c) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10(c) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Executive agrees that this Section 10(c) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. This Section 10(c) shall not apply if Executive's employment hereunder is terminated for any reason other than for Cause, Disability or voluntary termination without Good Reason.

          (d) INJUNCTIVE RELIEF. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of his obligations under this Agreement, the Company will not have an adequate remedy at law.

Accordingly, in the event of any such breach or threatened breach by Executive, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

          (e)  CONTINUING OPERATION.  Except as specifically provided in this
Section 10, the termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

     11. INDEMNIFICATION. Upon the Commencement Date, Executive will enter into the Company's standard directors and officers indemnification agreement in the form attached hereto as EXHIBIT A.

     12. ARBITRATION. Any controversy between Executive and the Company involving the construction or application of any of the terms, provisions or conditions of this Agreement, including, without limitation, the determination of whether "Cause" or "Good Reason" exists under Section 6(c) or Section 6(d) hereof and claims involving specific performance, shall on the written request of either party served on the other in accordance with
Section 14 below be submitted to binding arbitration. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO A JURY TRIAL. Arbitration shall comply with and be governed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration will be conducted only in Denver, Colorado, before a single arbitrator selected by the parties or, if they are unable to agree on an arbitrator, before an arbitrator selected by the AAA. The arbitrator shall have full authority to order specific performance and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrator will be final and binding, and judgment on the award by the arbitrator may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The arbitrator will have no power to award punitive or exemplary damages, to ignore or vary the terms of this Agreement and any other agreement between Executive and the Company and will be bound by apply controlling law. The prevailing party in any such arbitration shall be entitled to receive the costs of arbitration, including reasonable attorneys' fees and costs, from the losing party.

     13.  SUCCESSORS; BINDING AGREEMENT.

          (a) COMPANY'S SUCCESSORS. No rights or obligations of the Company under this Agreement may be assigned or transferred except that, without limiting Executive's rights under this Agreement upon a Change of Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) EXECUTIVE'S SUCCESSORS. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If Executive should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, or otherwise to his legal representatives or estate.

     14. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:

               Sheldon Ohringer
               c/o FirstWorld Communications, Inc.
               9333 Genesee Avenue, Suite 200
               San Diego, CA 92121
               Telecopy: (619) 552-8010


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

          With a copy to:

               Robert Mintz, Esq.
               Sherman & Howard L.L.C.
               633 17th Street, Suite 3000
               Denver, Colorado  80202
               Telecopy: (303) 298-0940

          If to the Company:

               FirstWorld Communications, Inc.
               9333 Genesee Avenue, Suite 200
               San Diego, CA 92121
               Attn:  Secretary
               Telecopy: (619) 552-8010

          With a copy to:

               David A. Hahn, Esq.
               Latham & Watkins
               701 "B" Street, Suite 2100
               San Diego, California  92101
               Telecopy: (619) 696-7419

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15. WAIVER. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time

     16. SURVIVAL. Except as otherwise expressly set forth herein, the respective rights and obligations of the parties under this Agreement shall survive Executive's termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

     17. CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts of law principles.


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

     18. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile signatures will be deemed to be effective originals hereunder.

     20. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

     21. STOCKHOLDER APPROVAL. The Company covenants to Executive that the Company will obtain stockholder approval to this Agreement and the benefits hereunder prior to the Commencement Date.

     22. WITHHOLDING. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation. The Company will withhold applicable taxes on the Equalization Payment at the minimum withholding rate required under applicable law.

     23. SECTION HEADINGS. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                  FIRSTWORLD COMMUNICATIONS, INC.,
                                  a Delaware corporation


                                  By:  /s/ DONALD L. STURM
                                     -----------------------------------------
                                  Name: Donald L. Sturm
                                  Title: President and Chief Executive Officer



                                    /s/ SHELDON S. OHRINGER
                                  --------------------------------------------
                                  SHELDON S. OHRINGER

                                  EXHIBIT A

                                   FORM OF

                          INDEMNIFICATION AGREEMENT


                               SEE EXHIBIT 10.1